Exhibit 99.1

Press Release	Source: NWH, Inc.

NWH Announces First Quarter Results and Continued Substantial Growth from ENS in Fiscal 2005

Thursday, March 17, 2005, 10:00 A.M. ET

New York, NY, March 17, 2005 /PRNewswire-FirstCall/ — NWH, Inc. (Nasdaq: NWIR - News), the parent company of Electronic Network Systems, Inc. (“ENS”), today reported financial results for its fiscal first quarter ended January 31, 2005. NWH owns and operates ENS (www.enshealth.com), a payer services organization that connects healthcare payers and providers using state of the art proprietary software and telecommunications services for most healthcare payment and insurance validation transactions. The Company focuses its efforts on the development of ENS’ business and continues its business of acquiring and disposing of interests in healthcare and other business areas.

NWH’s net revenues for the first quarter of fiscal 2005 were $4.65 million, compared to $4.19 million in the first quarter of fiscal 2004. NWH’s reported net income for the first quarter of fiscal 2005 was $184,397, or $.06 per share basic and diluted, as compared to net (loss) of ($116,486) or ($.04) basic and diluted per share, in the first quarter of fiscal 2004.  There were 2,924,631 shares outstanding, which were used for computing basic earnings per share, for the fiscal quarters ended January 31, 2005 and 2004.

“NWH continued to post strong results in the first quarter of fiscal 2005, reflecting continued ENS revenue growth which improved profitability.  After giving effect to dividends paid, NWH had a cash and short-term investments position of $25.5 million at the end of January,” said Terrence S. Cassidy, NWH’s President and CEO.  “Over 42,000 providers are connected to ENS’ e-commerce and Internet services which represents a 14.2% increase over the prior year.  Through payer arrangements, ENS also currently conducts daily paper to e-commerce claim conversion for another 185,000 healthcare providers.  ENS also experienced a 31.8% increase in contracted billable provider sites over the prior year.  All of ENS’ growth was obtained through internal sales versus acquisition.  As of March 10, 2005, ENS was connected to over 1,200 payers, including commercial healthcare plans, managed care organizations, Blue Cross/Blue Shield plans, Medicare, Medicaid and CHAMPUS.    Over 90% of all electronic claims received by ENS are directly submitted to contracted payers.  We are confident that ENS’ results (and consequently NWH’s results) will continue to improve, reflecting the quality of its products and services, in fiscal 2005.”

About NWH and ENS

ENS is a payer services organization that connects payers (i.e., insurance companies and third party administrators) and providers (i.e., doctors, group practices and other healthcare providers) using state of the art proprietary software and telecommunications services for most healthcare payment and insurance validation transactions.  ENS provides a state of the art technology platform for web based graphical user interfaces on a national basis, which enables its clients, both payers and providers, to comply fully with applicable regulatory requirements such as those imposed by HIPAA.  ENS’ service offerings address the full array of evolving industry needs in this focused area with a complete cycle of services from a single point of entry

(a personal computer in the client’s office) for both providers and payers, compatible with multiple system and database operating environments.  These services include an Internet transactions portal, payer transactions hosting, electronic data interchange, Pre-adjudication software services (PASStm),  scanning, optical character recognition and data entry of paper claims and correspondence and mailroom services. ENS generates revenue through recurring subscriptions, flat or per transaction fees and revenue sharing.

Safe Harbor Statement

Certain statements contained in this press release, including, without limitation, statements containing the words “believes,” “anticipates,” “expects” and words of similar import, constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission in its rules, regulations and releases, regarding the Company’s financial and business prospects and capital requirements.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, among others, the following: the limited nature of the Company’s operations and the risk of the Company’s failure to acquire additional businesses; the uncertain acceptance of Health-e Network®; competition; existing government regulations and changes in, or the failure to comply with, government regulations; the ability of the Company to sustain, manage or forecast its growth; dependence on significant customers and the potential loss thereof; the ability to attract and retain qualified personnel; risk of technological obsolescence, and other factors referenced in this Quarterly Report on Form 10-Q including, without limitation, in “Management’s Discussion and Analysis of Financial Condition and Results of Operations”.  Certain of these factors are discussed in more detail in the Company’s Annual Report on Form 10-K for the year ended October 31, 2004, including, without limitation, under the caption “Business” and Exhibit 99.1 thereto.  Given these uncertainties, undue reliance should not be placed on such forward-looking statements.  The Company disclaims any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements contained or incorporated by reference herein to reflect future events or developments.

Additional information on these and other factors are contained in NWH’s reports filed with the Securities and Exchange Commission (SEC), including the Company’s Quarterly Report on Form 10-Q as filed with the SEC on March 17, 2005, copies of which are available at the website maintained by the SEC at http://www.sec.gov .. NWH assumes no obligation to update the forward-looking statements included in this press release.

NWH, Inc.

Condensed Consolidated Balance Sheets

	January 31, 2005	October 31, 2004
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$10,559,828	$12,137,155
Marketable securities	14,988,574	14,926,737
Trade and other receivables	2,283,035	2,862,921
Prepaid expenses and other current assets	467,553	475,895
Deferred income taxes	130,000	—
Refundable income taxes	249,924	—
Total current assets	28,678,914	30,402,708
Property and equipment, net of accumulated depreciation of $3,163,383 and $3,054,359, respectively	706,533	750,474
Internally developed software, net of accumulated amortization of $2,447,071 and $2,195,888, respectively	2,301,198	2,313,785
Goodwill	3,762,187	3,762,187
Investments and other assets	1,066,238	1,065,453
Total assets	$36,515,070	$38,294,607

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$2,049,295	$2,376,072
Current portion of long-term debt	7,688	11,494
Income taxes payable	—	147,035
Dividends payable	1,462,316	1,462,316
Total current liabilities	3,519,299	3,996,917

Note payable	140,000	140,000
Deferred income taxes	668,792	692,792
Total liabilities	4,328,091	4,829,709

Stockholders’ equity
Preferred stock, $.01 par value: 1,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $.01 par value: 20,000,000 shares authorized; 3,342,231 shares issued	33,422	33,422
Additional paid-in capital	23,195,991	23,195,991
Retained earnings	14,049,200	15,327,119
Treasury stock, 417,600 shares	(5,091,634)	(5,091,634)
Total stockholders’ equity	32,186,979	33,464,898
Total liabilities and stockholders’ equity	$36,515,070	$38,294,607

NWH, Inc.

Condensed Consolidated Statements of Operations (unaudited)

	For the Three Months Ended January 31,
	2005	2004

Services revenue	$4,647,780	$4,186,310

Cost of services	2,345,381	2,185,650
Professional fees	326,256	218,528
General and administrative	2,058,520	1,845,786
Depreciation and amortization	87,209	66,214

Total expenses	4,817,366	4,316,178

Loss from operations	(169,586)	(129,868)
Other income (expense)
Loss on securities transactions, net	—	(179,577)
Dividend income	—	68,536
Interest income	119,656	69,815
Interest expense	(3,673)	(16,412)
	115,983	(57,618)

Loss before benefit for income taxes	(53,603)	(187,486)

Benefit for income taxes	(238,000)	(71,000)

Net income (loss)	$184,397	$(116,486)

Net income (loss) per common share
Basic	$.06	$(.04)

Diluted	$.06	$(.04)

Weighted average number of common shares outstanding
Basic	$2,924,631	$2,924,631

Diluted	$2,928,141	$2,924,631

NWH, Inc.

Condensed Consolidated Statements of Comprehensive (Loss) Income (unaudited)

	For the Three Months Ended January 31,
	2005	2004

Net income (loss)	$184,397	$(116,486)
Other comprehensive income
Net unrealized holding gain on marketable securities arising during the period, net of income taxes of $-0- and $222,528, respectively	—	430,192
Reclassification adjustment for losses recognized in net income (loss), net of income taxes of $-0- and $(169,567), respectively	—	(332,604)

Other comprehensive income	—	97,588

Comprehensive income (loss)	$184,397	$(18,898)

NWH, Inc.

Condensed Consolidated Statements of Cash Flows (unaudited)

	For the Three Months Ended January 31,
	2005	2004

Cash flows from operating activities
Net income (loss)	$184,397	$(116,486)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	406,526	383,669
Loss on securities transactions, net	—	180,542
Unrealized gain on securities transactions, net	—	(985)
Accretion of interest	(61,837)	—
Deferred income taxes	(154,000)	(800,000)
Bad debt expense	823	14,470
Changes in assets and liabilities
Trade and other receivables	579,063	118,432
Refundable income taxes	(249,924)	—
Prepaid expenses and other current assets	8,342	(19,092)
Investments and other assets	(47,104)	(32,414)
Accounts payable and accrued expenses	(326,777)	(157,456)
Income taxes payable	(147,035)	(398,979)
Net cash provided by (used in) operating activities	192,474	(828,299)
Cash flows from investing activities
Acquisition of property and equipment	(65,083)	(136,240)
Increase in internally developed software	(238,596)	(253,660)
Proceeds from sale of marketable securities		4,144,784
Acquisition of written call options	—	(3,097,425)
Proceeds from sale of written call options	—	950,600
Net cash (used in) provided by investing activities	(303,679)	1,608,059

Cash flows from financing activities
Dividends paid	(1,462,316)	(1,462,316)
Principal payments of short-term and long-term debt	(3,806)	(8,799)
Principal payments of capital leases	—	(46,063)
Net cash used in financing activities	(1,466,122)	(1,517,178)

Net decrease in cash and cash equivalents	(1,577,327)	(737,418)
Cash and cash equivalents
Beginning of period	12,137,155	29,309,192
End of period	$10,559,828	$28,571,774